Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements pertaining to The Stanley Works Account Value Plan of our report dated June 13, 2003, with respect to the financial statements and schedules of The Stanley Works Account Value Plan for the year ended December 31, 2002 included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

•	Registration Statement (Form S-8 No. 2-97283)
•	Registration Statement (Form S-8 No. 33-41612)
•	Registration Statement (Form S-8 No. 33-55663)

/s/ Ernst & Young LLP

Hartford, Connecticut
June 27, 2003

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